UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PETROS PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 20, 2024

EXPLANATORY NOTE

On October 25, 2024, Petros Pharmaceuticals, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, November 20, 2024, commencing at 10:00 a.m., Eastern Time. As previously disclosed, the board of directors of the Company has fixed the close of business on October 14, 2024, as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting and at any postponement(s) thereof. Capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to disclose that subsequent to the filing and mailing of the Proxy Statement, the Company engaged Campaign Management LLC (“Campaign Management”) to be the Company’s proxy solicitor to provide strategic advice and solicit proxies on behalf of the Company in connection with the Annual Meeting. The Company has agreed to pay Campaign Management approximately $12,000, plus certain expenses in connection with the proxy solicitation for its services. The fees of Campaign Management as well as the reimbursement of expenses of Campaign Management will be borne by the Company. The Company has also agreed to indemnify Campaign Management against various losses and expenses that relate to or arise out of its performance of services to the Company. If you have any questions, or need additional materials, please feel free to contact Campaign Management. Banks, brokers and stockholders may call Campaign Management at 1-844-394-4517 (toll-free within North America) or 1-212-632-8422 (call collect outside North America).

This Supplement is also being filed to correct that the number of aggregate votes the outstanding Series A Preferred Stock are entitled to at the Annual Meeting as of the Record Date is 461,523 votes. This change affects the disclosure as related to the number of votes the outstanding Series A Preferred Stock as of the Record Date are entitled to as reported on page 4 and page 10 of the Proxy Statement. All references to “461,528” and “461,533” in the Proxy Statement are hereby deleted and replaced with “approximately 461,523.”

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. If you have retuned your proxy card and wish to change your vote, you may revoke your proxy and change your vote as described under “May I Change or Revoke My Proxy?” on page 6 of the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, NOVEMBER 20, 2024:

Copies of this Supplement, the Proxy Statement, Notice of 2024 Annual Meeting of Stockholders, our 2023 Annual Report and all other proxy materials are available for viewing, printing and downloading at www.proxyvote.com. Additionally, you can find a copy of our 2023 Annual Report on the website of the SEC at https://www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.petrospharma.com.